Exhibit 10.9

(English Translation)

Agreement on Co-building of Research and Development Center
of High Performance and Polymer Shoe Materials

Party A: Jinjiang Chengchang shoes Co., Ltd.

Party B: Material Science and Engineering College of Fuzhou University.

To implement the principles of the National Science and Technology Conference and National Guideline on Medium and Long Term Program for Science and Technology Development (2006-2020), both Parties, based on the principles of "resource sharing, complementation, mutual benefit and reciprocity and common development", decide to cooperate and communicate in all aspects, at different channels, levels and forms under good organizing and planning, to build a long-term and steady common development and cooperative relationship. Both Parties meet following agreements on co-establishment of "research and development center of high performance and polymer shoe materials" through friendly negotiation.

1. Establishment of Research and Development Center

(1) The name of the Center is "research and development center of high performance and polymer shoe materials" ("R&D Center"), and the R&D Center can be opened both in Material Science and Engineering College of Fuzhou University and Jinjiang Chengchang shoes Co., Ltd.

(2) The R&D Center will start to research and develop products according to the project selected by both Parties, and both parties shall cultivate and train professionals with regard to Party A's business.

2. Party A's Obligation

(1) Party A shall distribute the technology employees to R&D Center to participate in the research, development conversion and operation with regard to relevant projects, the details to be otherwise agreed.

(2) Shall make research project proposals or suggest entrusted development projects to the R&D Center.

(3) Shall provide help and assistance in providing the necessary samples and related materials and information of projects.

(4) Shall provide support and assistance when the R&D Center conducts research and experiments on Party A's site.

(5) Shall provide support and assistance to the practice of Party B 's students.

(6) Shall remit 200,000 RMB to Fuzhou University's account. Fuzhou University may withdraw 10% of the total amount (20,000 RMB) as management fees; and the remaining (180,000 RMB) is the expenditure of the research group. The procedure of using the expenditure is: Party A shall apply to the leader of the research group (Teacher Zheng Yuying) in writing when Party A needs money to purchase raw materials or equipment or needs money to engage in other activities related to projects, the leader of the research group shall remit the money to an account designated by Party A within 2 working days upon Party A's application.

3. Party B's Obligation

(1) Party B shall distribute the technology employees to the R&D Center to participate the research, development, conversion and operation with regard to relevant projects, the details to be otherwise agreed.

(2) Shall provide office and experiment room and necessary equipment for the R&D Center.

(3) Shall organize research groups, guide the research work for the R&D Center, and shall be responsible for the technology control for research projects.

(4) Shall keep track of the latest developments of relevant research fields at home and abroad, and make the research and development research proposals.

(5) Shall be responsible for theory and technology training of the relevant technology employees, and cultivate professionals for both Parties in different ways.

(6) Shall provide services to Party A, such as technology consulting, market information and products inspection.

(7) Shall be responsible for organization and work management of the researchers.

4. The Ownership of the Research Results and Intellectual Properties

Generally, the paper result shall belong to Party B, the research result (except the paper), the right to apply for patents and ownership of patents shall belong to Party A, and the detail rights and obligations shall be executed according to detail cooperate project agreement.

5. Confidentiality

Both Parties shall have the obligation to keep the all technology and business secrets strictly confidential. The recipient shall indemnify all losses and damages arising out of any unauthorized disclosure by recipient.

6. Dispute Settlement

All disputes arising out of the Agreement shall be settled through friendly negotiation between both Parties. In case no settlement to disputes can be reached through friendly negotiation, each Party can submit lawsuit to the court with jurisdiction on the dispute. In the process of the lawsuit, except the disputed matter, the other parts of the Agreement shall be executed.

7. Cooperation Term and Miscellaneous

The cooperation term is 3 years from the effective date of the Agreement.

The Agreement will come into effect after signed or affixed the chop by both Parties. If necessary, the Agreement can be renewed upon expiration. If the cooperation needs to be ceased during the term of the Agreement, it shall be subject to the negotiation between both Parties.

The Agreement is made out in quadruplicate, each Party holds 2 copies, both texts being equally authentic. Any matter not mentioned in the Agreement will be determined by both Parties through negotiation, and the result of negotiation shall be supplementary clauses of the Agreement.

Party A: Jinjiang Chengchang shoes Co., Ltd.

Legal Representative or Authorized Representative:

Date: November 13, 2010

Party B: Material Science and Engineering College of Fuzhou University.

Legal Representative or Authorized Representative: Zheng Yuying

Date: November 13, 2010